UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 27, 2009

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Concurrent with the sale of the Kapalua Plantation Golf Course (the “Golf Course”), as described below in Item 2.01, Maui Land & Pineapple Company, Inc., a Hawaii corporation (the “Company”), entered into an agreement to lease back the Golf Course, including the retail shop, from its purchaser for a period of two years at a fixed rental rate of $4.0 million per year (the “Ground Lease”).

The foregoing summary of the terms of the Ground Lease is not complete and is qualified in its entirety by reference to the full text of the Ground Lease, which is attached hereto as Exhibit 10.1.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As reported on March 17, 2009, the Company and its wholly owned subsidiary, Kapalua Land Company, Ltd, a Hawaii corporation (“KLC”), entered into that certain Sale, Purchase and Escrow Agreement (the “Purchase Agreement”) with TY Management Corporation, a Hawaii corporation (“Buyer”), pursuant to which, among other things, the Company and KLC agreed to sell the Golf Course and all improvements, structures and fixtures on the Golf Course to Buyer for $50 million in cash (the “Transaction”).

On March 27, 2009, the Transaction was consummated.  In addition to the Ground Lease described in Item 1.01 above, concurrent with the closing of the Transaction, the Company entered into an agreement to lease back the portion of the Plantation Clubhouse comprising the retail shop for a period of five years, which will commence after the Ground Lease expires or is terminated.  Proceeds from the sale were used to reduce borrowings under the Company’s line of credit agreement with Wells Fargo Bank, and certain other lenders, by $45 million.

The foregoing summary of the terms of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

2.1	Sale, Purchase and Escrow Agreement among Maui Land & Pineapple Company, Inc., Kapalua Land Company, Ltd., TY Management Corporation and Title Guaranty Escrow Services, Inc, dated March 17, 2009.
10.1	Plantation Golf Course Lease made and entered into effective March 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: April 1, 2009	By:	/s/ Robert I. Webber
Robert I. Webber
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Sale, Purchase and Escrow Agreement among Maui Land & Pineapple Company, Inc., Kapalua Land Company, Ltd., TY Management Corporation and Title Guaranty Escrow Services, Inc, dated March 17, 2009.
10.1	Plantation Golf Course Lease made and entered into effective March 27, 2009.